Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), is dated as of December 7, 2007, by and among CELSION CORPORATION, a Delaware corporation (the “Company”), and BOSTON SCIENTIFIC CORPORATION, a Delaware Corporation (“Seller”).

WITNESSETH:

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to purchase 659,738 shares of the Company’s common stock (the “Shares”) from Seller at a purchase price of $4.00 per share for an aggregate purchase price of $2,638,592  (the “Purchase Price”); and

WHEREAS, subject to the terms and conditions set forth herein, Seller desires to sell the Shares to the Company for the Purchase Price.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Recitals.

The foregoing recitals are hereby incorporated by reference and considered to be a part of this Agreement.

2.                                      Purchase and Sale of Stock.

2.1                                 Transfer of Stock.  Seller hereby sells, conveys, transfers, assigns and delivers to the Company, free and clear of all Liens (as defined below) and Company hereby purchases from Seller, subject to and upon the terms and conditions contained herein, the Shares.

2.2                                 Purchase Price; Payment of Purchase Price. Contemporaneously with the execution of this Agreement, the Company is delivering to  Seller the Purchase Price to acquire the Shares by wire transfer of immediately available funds.

2.3                                 Deliveries.  Contemporaneously with the execution of this Agreement, Seller is delivering to the Company certificates representing all of the Shares, duly and properly assigned to the Company, or accompanied by stock powers duly endorsed in blank.

3.                                      Seller Representations.

3.1                                 Ownership of Shares.  Seller hereby represents and warrants to the Company that Seller is the sole owner, beneficially and of record, of the Shares, free and clear of any liens, security interests, pledges, options, claims or other encumbrances of any kind (“Liens”), and upon delivery and payment for the Shares pursuant hereto, the Company will acquire valid title to the Shares free and clear of all Liens.  None of the Shares is subject to any restrictions on the transfer thereof, except for restrictions imposed by applicable federal and state securities laws.

3.2                                 Power and Authority; Enforceability.  Seller has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the transactions contemplated hereby.  The execution and delivery of this Agreement and the performance of the terms and provisions hereof by Seller have been duly authorized by Seller and no other corporate action is required or advisable in respect hereof.  This Agreement constitutes a valid, legal and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by general principles of equity and subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

4.                                      Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

5.                                      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement.

6.                                      Entire Agreement; Amendment; Waiver.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersede any and all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written.  No amendment, modification, waiver or termination of this Agreement shall be binding unless executed in writing by all of the parties hereto, or in the case of a waiver, by the party for whom such benefit was intended.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly so provided in writing.

[Signatures on following page]

IN WITNESS WHEREOF, Seller and the Company have caused this Agreement to be executed as of the date first written above.

COMPANY:

CELSION CORPORATION

By:	/s/ Michael H. Tardugno
Name:	Michael H. Tardugno
Title:	President and CEO

SELLER:

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Milan Kofol
Name:	Milan Kofol
Title:	VP, Treasurer